SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2013

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Bryn Mawr Bank Corporation (the “Corporation”) held its Annual Meeting of Shareholders on April 25, 2013 for the purpose of considering and acting upon the below proposals. A total of 13,484,691 shares were outstanding and entitled to vote at the Annual Meeting, of which 12,074,216 shares were voted.

1. Election of Directors.

The shareholders of the Corporation elected Lynn B. McKee as a Class II director to serve a three year term expiring in 2016 by the following vote:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lynn B. McKee	10,552,191	205,877	1,316,148

The shareholders of the Corporation elected Wendell F. Holland as a Class III director to serve a four year term expiring in 2017 by the following vote:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Wendell F. Holland	5,622,657	5,135,411	1,316,148

The shareholders of the Corporation elected Frederick C. Peters as a Class III director to serve a four year term expiring in 2017 by the following vote:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frederick C. Peters	6,760,071	3,997,997	1,316,148

The shareholders of the Corporation elected David E. Lees as a Class III director to serve a four year term expiring in 2017 by the following vote:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David E. Lees	6,337,311	4,420,757	1,316,148

The following directors continued in office after the Annual Meeting: Britton H. Murdoch, Francis J. Leto, Andrea F. Gilbert, Donald S. Guthrie, Scott M. Jenkins, and Jerry L. Johnson.

2. A proposal to approve a non-binding advisory vote on executive officers compensation (“say-on-pay”).

The shareholders of the Corporation approved the say-on pay proposal by the following vote:

Votes For	Votes Against	Abstained	Broker Non-Votes
10,343,997	319,055	95,016	1,316,148

3. A proposal to ratify KPMG LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2013.

The shareholders of the Corporation ratified the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2013 by the following vote:

Votes For	Votes Against	Abstained
11,982,072	82,699	9,445

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President and Chief Executive Officer

Date: April 26, 2013